KEYSPAN
                                     ENERGY




             2000 ANNUAL INCENTIVE COMPENSATION AND GAINSHARING PLAN

















     KeySpan Energy Delivery
     Compensation Department
     Human Resources Division

                                  Introduction



   KeySpan Energy Delivery ("Company" or "KeySpan") recognizes that the success and achievement of corporate goals is directly related to the ability and performance of its employees. In this regard, the Company has established an Annual Incentive Compensation and Gainsharing Plan ("Plan") which provides incentives for achieving specific performance objectives and related financial and operating goals.

   In the  deregulated  utility  environment,  the  need  and  use of  incentive compensation is a logical progression to providing competitive total compensation in the external marketplace. The use of a combined base pay and incentive compensation philosophy has become the norm in salary administration programs.

   In managing the compensation programs at KeySpan, it is recognized that both base pay and incentives are integral components in an effective salary program. One of our compensation objectives is to identify methods which can be used to enhance our existing programs to create better "pay for performance" plans. In this regard, the Plan provides a method to establish specific performance goals. The Plan also provides a direct link between team and group performance results and corporate initiatives. The key operational goals are based upon the corporate initiatives and specifically focus upon growth, competitive pricing, customer satisfaction and employee excellence.

                                Executive Summary
ELIGIBILITY
-----------

o   Includes all KeySpan Energy Delivery Officers.

o The Plan also includes:

          o All KeySpan Energy Delivery regular full-time and regular part-time management employees.

          o All KeySpan Energy Delivery regular full time bargaining employees and temporary full time and temporary part time bargaining employees who are members of Local 101 TWU and Local 3 IBEW.

          o All KeySpan Energy Delivery full time and part time employees who are members of Local 1049 and Local 1381, IBEW.

          o All KeySpan Energy Delivery full time and part time employees who are members of Local 1-2.

o Personnel who participate in the KeySpan Energy Delivery Sales Commission Plan are not eligible to participate in the Annual Incentive Compensation and Gainsharing Plan.

o Personnel on loan to other KeySpan subsidiaries may participate at the discretion of the Chairman of KeySpan.


PERFORMANCE GOALS
-----------------

o Strategic considerations have been incorporated into the Plan design.

o  Performance   goals  are  established  to  reflect  KeySpan  Energy  Delivery performance at the Holding Company and Utility level.

o Awards for participants in the plan may be based solely upon Holding Company goals, Utility/Business Unit/Division/Department goals, individual goals, and (depending on position) on Subsidiary goals or some combination of these goals.

o Each goal will have a threshold, target and maximum performance level.

o The amount of the award will be determined by the performance level achieved.

o The award to each participant  shall be determined by the goal results for the
Holding  Company,  Utility/Business   Unit/Division/Department,   or  individual
performance, and (depending on position) on Subsidiary performance.

         REVIEW AND APPROVAL
         -------------------

o All determinations relative to the Plan, regarding Officers' participating in the plan, including approval of awards, shall be subject to the discretion of the KeySpan Board of Directors. The Board shall make determinations after receiving the recommendations of the KeySpan Energy Delivery Compensation and Nominating . Such determinations shall be final, conclusive and binding. All other awards will be based on approval of the Chairman of KeySpan.

o Awards when granted, will be paid to each participant on an annual basis, after the end of the plan year.

DEFINITIONS
-----------

The terms included in this Plan are defined below unless the context clearly requires a different meaning.


"Annual Base Salary" base salary in effect as of the end of the plan year

"Base Salary  Earnings"  base salary  earned during the plan year.

"Award Date" the date incentive awards are approved. The date shall be defined as the date the Board of Directors reviews and approves incentive awards.

"Board" the Company's Board of Directors.

"Cash" award money paid in a lump-sum.

"Committees" the Compensation and Nominating Committee of the KeySpan Energy Board of Directors.

"Incentive Award" the award provided to eligible participants expressed as a percentage of their annual base pay earnings.

"Maximum Award" the upper limit as a percent of annual base pay earnings payable if the maximum level predetermined for the goals are achieved.

"Plan" the Annual Incentive Compensation & Gainsharing Plan.

"Plan Year" the calendar year period beginning January 1, 2000 and ending December 31, 2000.

"Target Award" a predetermined payout percentage for achieving the established Goals.

"Threshold" minimum level of achievement for a payout to occur.

KeySpan Energy Annual Incentive Compensation and Gainsharing Plan
-----------------------------------------------------------------

1.    Purpose

KeySpan Energy's Annual Incentive Compensation and Gainsharing Plan is designed to:

          a) Provide incentives to achieve goals which are important to shareholders and customers of the Company.

          b) Emphasize pay for performance with variable awards linked to corporate performance and profitability.

          c) Promote the demonstration of our corporate values which are:

     Respect for Diversity - All persons must be treated with dignity.

     Integrity and Trust - We must be honest and fair; our deeds must match our words.

     Open Communication - We must speak clearly and listen attentively.

     Teamwork - We must achieve common goals, and share both success and failure.

     Leadership at All Levels - Everyone must take responsibility for results.

     Unparalleled Customer Service - We must be creative and focused so that customers always get what they want and need.

     Community   Commitment  -  We  must  be  good  neighbors  and  respect  our environment.

d) Maintain an overall compensation and benefit plan, which is competitive with the marketplace to attract the best talent.

e) Provide a compensation environment which fosters the retention of talented personnel and encourages them to contribute towards the success of the Company.

2.    Administration
      --------------

   All determinations in connection with the Plan with regard to officer compensation shall be made by the Board of Directors after receiving the recommendations of its respective Compensation and Nominating Committee, herein called the "Committee". Such determinations shall be final, conclusive and binding.
   The Plan will be administered by the Chief Executive Officer and the Senior Vice President over Human Resources, under the general direction of the Committee. The Compensation Department and Strategic Planning will be responsible for the Plan design recommendations and administration.
   The Committee will approve performance goals for the plan year as well as the potential threshold, target and maximum award percentages that will provide a reasonable and competitive level of awards if the primary threshold goals are achieved.

   The Committee shall have full and final authority to designate the incentive award for each participant, and to determine the performance objectives, amount and form of all incentive awards. The Committee may delegate such responsibilities, other than final approval of awards, to the Chief Executive Officer who may then delegate such responsibility to any other officer of the Company.

   The Committee, as soon as practicable following the end of the plan year, will review for approval the recommended incentive awards to be provided to the Plan participants for the previous year. The Board of Directors shall make the final determination regarding approval of all awards. Incentive awards for all participants, except the Chief Executive Officer will be recommended by the Chief Executive Officer subject to the approval of the Committee and the Board of Directors. The incentive award for the Chief
   Executive Officer will be recommended by the Chairman of the Committee subject to the approval of the Board of Directors.

   The Committee shall, in their sole discretion, recommend whether any participant shall be eligible to earn an incentive award. In the event of extraordinary windfall profits or losses beyond the control of the Company, or in circumstances where prudent management decisions will diminish or preclude the payment of incentive awards, the Committee will have the discretion to recommend to the Board to provide or eliminate incentive awards as deemed necessary. The Committee can also award such amounts that they deem appropriate to recognize superior results which have been achieved. Finally, the Committee may recommend to the Board of Directors to amend or terminate the Plan at with or without notice to the participants.

3.    Eligibility
      -----------

a) The Plan includes all KeySpan Energy Delivery regular full-time and regular part-time management employees, all KeySpan Energy Delivery regular full time bargaining employees and temporary full time and temporary part time bargaining employees who are members of Local 101 TWU and Local 3 IBEW, and all KeySpan Energy Delivery full time and part time employees who are members of Local 1049, Local 1381, IBEW and Local 1-2. Personnel who participate in the KeySpan Energy Sales Commission Plan are not eligible to simultaneously participate in the Annual Incentive Compensation and
     Gainsharing Plan. Personnel on loan to other KeySpan subsidiaries may participate at the discretion of the Chairman of KeySpan.

b) To receive an award, an employee must have had worked during the plan year, and be actively employed with the Company as of the date the awards are paid. Management employees hired after the beginning of the Plan year (i.e. January 1), are eligible for a prorata award based upon base salary earned during the number of months of employment during the plan year, if they remain employed until the awards are paid. Bargaining employees hired after the beginning of the plan year are eligible for an award, as long as they remain employed until the awards are paid, as follows:

     Employed  before January 31:           Eligible for a full potential award.

     Employed  between February 1
     and June 31:                           Eligible for 50% of potential award.

     Employed on or after July 1:           Not eligible for an award

c) Receipt of an award in one year shall have no bearing on receipt of an award in future years.

d) An eligible employee must have a performance level that the Company deems acceptable to participate in the Plan. For management employees, this means an employee must maintain a performance appraisal rating of "High Standard" or better. Employees who receive a performance rating in the "Room for Improvement" category may be eligible to receive 1/2 of their award. Employees who receive a performance rating in the "Not Adequate" category are not eligible to receive an award.


      4.  Weighting of Goals
          ------------------

      o The award to each participant shall be determined by a combination of the Holding Company/ Utility/Business Unit/Division/Department, or individual performance, and (depending on position) on Subsidiary performance.

      o Weighting of awards shall be determined by an individual's band/position within the organization. In general, weighting of awards will reflect a mix of Holding Company/ Utility / Business Unit / and/or Subsidiary goals as appropriate.

      5.  Annual Incentive Plan Targets
          -----------------------------

      Incentive awards for eligible employees will be calculated based upon their status as of the end of the plan year, (i.e. December 31). Awards for eligible management employees, employees who are members of Local 101, Local 3 and Local 1-2 are calculated as a percentage of their annual base salary earnings, which includes paid time worked, paid absence and paid vacation, cumulatively earned through December 31, according to the target awards indicated below. Awards for officers are calculated as a percentage of annual base salary as of the end of the plan year, in accordance with the target percentages indicated below. Employees who are members of Local 1381 and Local 1049 are eligible for a flat dollar amount, reflective of the target awards indicated below. Based upon goal performance, awards can range from 0% to the maximum, with no payout if the Threshold level is not achieved for the specified goals:






         Band                          2000 Threshold     2000 Target         2000 Maximum
         ----                         ----------------    ----------         ------------
         Chairman/CEO                       35%               70%                  140%
         President /COO                     30%               60%                  120%
         Executive Vice President           25%               50%                  100%
         Senior Vice President              20%               40%                   80%
         Vice President                     15%               30%                   60%

         Band 4 L                           11.25%            22.5%                 45%
         Band 4                             10%               20%                   40%
         Band 3                             7.5%              15%                   30%
         Band 2                             5.0%              10%                   20%
         Band 1                             2.5%               5%                   10%


         Local 101 and Local 3*             1.25%             2.5%                   5%
         Local 1-2*                         0.75%             1.5%                   3%
         Local 1381 and Local 1049*         $600            $1,000               $2,000

         * Part time employees are eligible for 1/2 of the awards stated above.


      6. Payment of Awards
         -----------------

         Awards will be paid in cash as soon as practicable following the end of the plan year after review and approval by the Committee and Board of Directors. The amounts required by law to be withheld for income and Social Security taxes, as well as a 401(k) deduction for participants of the 401(k) plan, will be deducted from the award payments. An employee must be actively employed as of the date the awards are paid to receive an award.


      7. Change of Employment Status During the Plan Year

         a)   Promotions/Demotions

         Awards to each plan participant will be based on the employee's target in effect as of December 1st of the plan year, and status in effect at the end of the plan year. Employees who are demoted due to performance during the plan year, shall be eligible for an award at the target of their new position.

         b)   Termination

         An employee whose services are terminated during the plan year for reasons of misconduct, failure to perform, or other performance related reasons shall not be considered for an award. Unless the Board of Directors shall otherwise determine, such an individual shall not be entitled to any portion of an incentive award. If the termination is due to other reasons such as reorganization, transfer to subsidiary, etc., and the termination is not due to a fault of the employee, the employee may be considered for a pro-rata award.

         c)   Resignation

         An employee who resigns to accept employment elsewhere (including self-employment) during the plan year or prior to the date the awards are paid will not be considered for an award.

          d) Death, Disability, Retirement, Leave of Absence (for Sickness, FMLA or Personal Reasons)

         An employee whose status as an active employee is changed during the plan year for any of the reasons cited may be considered for a pro-rata award at the end of the plan year depending upon the actual length of paid service during the plan year. In the event of death, any prorated payment shall be made to the beneficiary.

     8.  Change In Control
         -----------------

     In the event of a change in control, all participants shall be paid an award based upon the effective date of the change in control. The award would either be prorated or annualized based upon the timing of the change of control. Prorated awards will be made as determined by the Committee.

     A Change in Control is defined as:
     a) The acquisition by any Person of beneficial ownership of 20% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control; (A) Any acquisition directly from the Company, (B) Any acquisition by the Company, (C) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person controlled by the Company or (D) Any acquisition by any person pursuant to a transaction which complies with clauses (A), (B), and (C) of paragraph c) below; or

     b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) All or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding

     d)Company Voting Securities, as the case may be, (B) No Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

     e) At least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     f) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.


     9.  General Provisions
         ------------------

         a) The Plan shall not constitute a contract for the continued employment of any participant by the Company. The Company reserves the right to modify management and officer compensation and benefits at any time and from time to time, as it considers appropriate and to terminate employment for any reason at any time notwithstanding this Plan.

         b) Cash payments made under this Plan generally will be treated as compensation for the purposes of the Company's Retirement Plan benefit if the employee is enrolled in the Employee's Retirement Plan of KeySpan Energy,

         Awards will be considered pensionable earnings provided that such payments do not result in disqualification of the Retirement Plan under 401(a) of the Internal Revenue Code or adversely affect the exempt status of the Retirement Plan trust under Section 501(a) of said code. Cash payments of any non-deferred portion of an incentive award received after retirement or death shall be treated for Retirement Plan benefit purposes as compensation for services rendered in the last Retirement Plan year in which the recipient was employed, if the employee was a participant in an existing incentive plan prior to 10/1/95. Cash payments of the portions that were actually deferred or would have normally been deferred or any nondeferred portions which are received after retirement or death will not be considered compensation for Retirement Plan benefit purposes.

          c) No benefit under the plan shall in any manner or extent be assigned, alienated, or transferred by any participant under the Plan, or be subject to attachment, garnishment or other legal process.

         d) Except as addressed herein, incentive compensation payments will not affect the level of benefits under any other employee benefit plan or program of the Company.

         e) Cash payments will be eligible for any Employee Savings Plan 401(k) deferral or after tax contribution election made by the employee subject to the limitations established in the current 401(k) plan.

         f) The Board of Directors of the Company may change, modify or terminate the Plan in whole or in part, either in general or in particular cases, at any time with or without notice.